      As filed with Securities and Exchange Commission on December 1, 1998

                                                     Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------


                            JAN BELL MARKETING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              59-2290953
       (State or Other Jurisdiction of              (I.R.S. Employer
       Incorporation or Organization)               Identification No.)


               14051 NORTHWEST 14TH STREET, SUNRISE, FLORIDA 33323 (Address of Principal Executive Offices including Zip Code)

                                  ------------

                             1991 STOCK OPTION PLAN
                              (Full Title of Plan)

                                  ------------

                                RICHARD W. BOWERS
                            JAN BELL MARKETING, INC.
               14051 NORTHWEST 14TH STREET, SUNRISE, FLORIDA 33323
                     (Name and Address of Agent for Service)

                                 (954) 846-2703
          (Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:


                           RICHARD W. BOWERS, ESQUIRE
                            JAN BELL MARKETING, INC.
                           14051 NORTHWEST 14TH STREET
                             SUNRISE, FLORIDA 33323
                                 (954) 846-2703

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                            Proposed           Proposed
    Title of                                 Maximum           Maximum
   Securities               Amount          Offering           Aggregate         Amount of
      to be                 to be            Price             Offering        Registration
   Registered            Registered(1)     Per Share(2)          Price              Fee
-------------------------------------------------------------------------------------------
Common Stock               6,000,000        $4.8125           $28,875,000        $8,027.25
par value
$.0001 per share
===========================================================================================



      (1) Represents additional shares of Common Stock to be issued upon the exercise of stock options granted under the 1991 Stock Option Plan.

      (2) Estimated in accordance with Rule 457 (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, as of November 25, 1998.

                      REGISTRATION OF ADDITIONAL SECURITIES
                         AND INCORPORATION BY REFERENCE

         The contents of the Company's earlier Form S-8, Registration No. 33-42410 filed with the Commission on August 26, 1991 are incorporated herein by reference including without limitation all subsequent periodic reports filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

                                    EXHIBITS

         (1)      Opinion of Counsel

         (2)      Independent Auditor's Consent

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on December 1, 1998.

JAN BELL MARKETING, INC.

By: /s/ Isaac Arguetty
    -------------------------------
    Isaac Arguetty, CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                           TITLE                                DATE
---------                                           -----                                ----

/s/ Isaac Arguetty                         Chairman of the Board and               December 1, 1998
------------------------------------       Chief Executive Officer
Isaac Arguetty



/S/ David Boudreau                         Chief Financial Officer                 December 1, 1998
------------------------------------
David Boudreau



/S/ Haim Bashan                            Director                                December 1, 1998
------------------------------------
Haim Bashan



/S/ Samuel A. Getz                         Director                                December 1, 1998
------------------------------------
Samuel A. Getz



/S/ Margaret Gilliam                       Director                                December 1, 1998
------------------------------------
Margaret Gilliam



/S/ William Grayson                        Director                                December 1, 1998
------------------------------------
William Grayson



/S/ Robert Robison                         Director                                December 1, 1998
------------------------------------
Robert Robison


